                                                                   EXHIBIT 12.02

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                       YEAR ENDED DECEMBER 31,            Three Months Ended
                                                                                                               March 31,
EXCLUDING INTEREST ON DEPOSITS:                      2001       2000       1999       1998       1997       2002       2001
                                                   --------   --------   --------   --------   --------   --------   --------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                             8,316      8,722      7,795      7,308      6,776      1,693      2,323
  INTEREST FACTOR IN RENT EXPENSE                       303        283        235        213        189         74         71
  DIVIDENDS--PREFERRED STOCK                              -          -          -        126        223          -          -(A)
                                                   --------   --------   --------   --------   --------   --------   --------

    TOTAL FIXED CHARGES                               8,619      9,005      8,030      7,647      7,188      1,767      2,394
                                                   --------   --------   --------   --------   --------   --------   --------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES            15,221     12,876     10,496      6,732      7,664      3,781      3,403
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                                  8,619      9,005      8,030      7,521      6,965      1,767      2,394
                                                   --------   --------   --------   --------   --------   --------   --------

    TOTAL INCOME                                     23,840     21,881     18,526     14,253     14,629      5,548      5,797
                                                   ========   ========   ========   ========   ========   ========   ========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                       2.77       2.43       2.31       1.86       2.04       3.14       2.42
                                                   ========   ========   ========   ========   ========   ========   ========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                   20,181     22,045     18,606     18,868     16,430      3,544      5,813
  INTEREST FACTOR IN RENT EXPENSE                       303        283        235        213        189         74         71
  DIVIDENDS--PREFERRED STOCK                              -          -          -        126        223          -          -(A)
                                                   --------   --------   --------   --------   --------   --------   --------

    TOTAL FIXED CHARGES                              20,484     22,328     18,841     19,207     16,842      3,618      5,884
                                                   --------   --------   --------   --------   --------   --------   --------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES            15,221     12,876     10,496      6,732      7,664      3,781      3,403
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                                 20,484     22,328     18,841     19,081     16,619      3,618      5,884
                                                   --------   --------   --------   --------   --------   --------   --------

    TOTAL INCOME                                     35,705     35,204     29,337     25,813     24,283      7,399      9,287
                                                   ========   ========   ========   ========   ========   ========   ========

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                      1.74       1.58       1.56       1.34       1.44       2.05       1.58
                                                   ========   ========   ========   ========   ========   ========   ========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.

(A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (the "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.